Exhibit 15.1

May 7, 2020

To the Board of Directors and Stockholders of
TreeHouse Foods, Inc.
2021 Spring Road
Suite 600
Oak Brook, Illinois 60523

We are aware that our report dated May 7, 2020, on our review of the interim financial information of TreeHouse Foods, Inc. appearing in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, is incorporated by reference in Registration Statement Nos. 333-231122, 333-223899, 333-126161, 333-183321, 333-150053, and 333-206161 on Form S-8 and Registration Statement No. 333-217604 on Form S-3.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois